UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2007 (April 2, 2007)

ADVANCED MEDICAL OPTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-31257	33-0986820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 E. St. Andrew Place Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 247-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

As previously reported, on April 2, 2007 we issued $250 million of 7 1/2% Senior Subordinated Notes (“7 1/2% Notes”). In connection with the issuance of the 7 1/2% Notes, our domestic subsidiaries jointly, fully, severally and unconditionally guaranteed such notes.

Pursuant to SEC guidance, we are required to file financial information of our guarantor subsidiaries pursuant to Article 3-10 of Regulation S-X. We have included in this Current Report on Form 8-K the information required by Article 3-10(f) of Regulation S-X in our Consolidated Financial Statements. The revised Consolidated Financial Statements contained in this Current Report on Form 8-K supersede the corresponding section of our Annual Report on Form 10-K for the year ended December 31, 2006.

Item 9.01	Financial Statements and Exhibits

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Audited consolidated financial statements of Advanced Medical Optics, Inc., as of December 31, 2006 and 2005, and for each of the three years in the three-year period ended December 31, 2006, reflecting the addition of Note 17 to include financial information of the guarantor subsidiaries pursuant to Article 3-10 of Regulation S-X, and including the Report of Independent Registered Public Accounting Firm dated February 28, 2007, except for Note 17, as to which the date is April 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL OPTICS, INC.
(Registrant)

Date: May 2, 2007	By:	/s/ RICHARD A. MEIER
Richard A. Meier,
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Audited consolidated financial statements of Advanced Medical Optics, Inc., as of December 31, 2006 and 2005, and for each of the three years in the three-year period ended December 31, 2006, reflecting the addition of Note 17 to include financial information of the guarantor subsidiaries pursuant to Article 3-10 of Regulation S-X, and including the Report of Independent Registered Public Accounting Firm dated February 28, 2007, except for Note 17, as to which the date is April 30, 2007.